As filed with the Securities and Exchange Commission on May 25, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cephalon, Inc.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2484489 (I.R.S. Employer Identification Number)

41 Moores Road
Frazer, PA 19355
(610) 344-0200

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

John E. Osborn
Executive Vice President, General Counsel and Secretary
Cephalon, Inc.
41 Moores Road
Frazer, PA 19355
(610) 344-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Pran Jha
Sidley Austin LLP
One South Dearborn Street
Chicago, IL  60603
(312) 853-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Offering Price/ Amount of Registration Fee
Common Stock(1)
Preferred Stock	(2)
Debt Securities
Warrants

(1)             Includes rights to purchase shares of our Series A Junior Participating Preferred Stock pursuant to the Second Amended and Restated Rights Agreement dated October 27, 2003 between Cephalon, Inc. and StockTrans, Inc., as rights agent. No separate consideration is paid for these rights.

(2)             Such indeterminate aggregate initial offering price or number or amount of common stock, preferred stock, debt securities and warrants as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $10,136 that has already been paid with respect to $80,000,000 aggregate initial offering price of securities that were previously registered pursuant to the Registrant’s Registration Statement No. 333-112541, filed February 6, 2004, and have not been sold thereunder.

Cephalon, Inc.

Common Stock
Preferred Stock
Debt Securities
Warrants

This prospectus relates to common stock, preferred stock, debt securities and warrants for debt or equity securities that we may sell from time to time in one or more transactions. We will provide the specific terms and conditions of these transactions and the securities we may sell in supplements to this prospectus prepared in connection with each transaction. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the Nasdaq National Market under the symbol “CEPH.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system, or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 25, 2006.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	1
USE OF PROCEEDS	2
RATIO OF EARNINGS TO FIXED CHARGES	2
DESCRIPTION OF THE CAPITAL STOCK WE MAY OFFER	3
DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER	5
DESCRIPTION OF THE WARRANTS WE MAY OFFER	15
LEGAL MATTERS	16
EXPERTS	16

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933. Under this automatic shelf registration process, we may, from time to time, sell common stock, preferred stock, debt securities and warrants for debt and equity securities in one or more transactions. This prospectus provides you with a general description of the securities we may sell in these transactions. We may, by supplementing this prospectus, add additional types of securities to the shelf registration that may be sold under this prospectus. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being sold. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplements together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated or deemed to be incorporated by reference in this prospectus, and, if given or made, such information or representation must not be relied upon as having been so authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof, that the information contained herein is correct as of any time subsequent to its date, or that any information incorporated or deemed to be incorporated by reference herein is correct as of any time subsequent to its date.

WHERE YOU CAN FIND MORE INFORMATION

Cephalon is subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy and information statements and other information may be examined without charge at the Public Reference Room of the SEC, 100 F Street, N.E. Washington, D.C. 20549, or on the Internet at http://www.sec.gov. Copies of all or a portion of such materials can be obtained from the Public Reference Room of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. These reports, proxy and information statements and other information may also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

We have “incorporated by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference as described below will automatically update and supersede any previous information that is part of this prospectus.

We incorporate by reference into this prospectus our documents listed below and any documents we file subsequently with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the transactions contemplated by this prospectus are completed (which filed documents do not include any portion thereof containing information furnished under either Item 2.02 or Item 7.01, or any related exhibit, of any Current Report on Form 8-K):

•     Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 13, 2006;

•     Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the SEC on May 10, 2006;

•     Current Reports on Form 8-K filed with the SEC on January 12, 2006, January 24, 2006, January 26, 2006, February 2, 2006, February 15, 2006, March 28, 2006, April 14, 2006, April 25, 2006, May 3, 2006 and May 17, 2006 and the Current Reports on Form 8-K/A filed with the SEC on March 10, 2006 and May 12, 2006;

•     the description of our common stock that is contained in our Form 8-A Registration Statement filed on March 15, 1991, including any amendments or reports filed for the purpose of updating such description; and

•     the description of our stockholder rights plan that is contained in our Form 8-A Registration Statement filed on January 20, 1999, August 2, 2000 and October 27, 2003, including any amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

Cephalon, Inc.
41 Moores Road
Frazer, PA 19355
Attn: John M. Limongelli
Associate General Counsel
Telephone: (610) 344-0200

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the year-ended December 31, 2002 and 2003 was 2.57x and 5.18x, respectively, and 1.52x for the three months ended March 31, 2006.

Our deficiency of (i) earnings available to cover fixed charges and (ii) earnings available to cover combined fixed charges and preferred stock dividends for the years ended December 31, 2001, 2004 and 2005 was $61.1 million, $28.2 million and $245.1 million, respectively. Since earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends for the years ended December 31, 2001, 2004 and 2005, we are unable to provide ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends for each respective period.

DESCRIPTION OF THE CAPITAL STOCK
WE MAY OFFER

General

Our authorized capital stock consists of 200,000,000 shares of common stock, $.01 par value, and 5,000,000 shares of preferred stock of which 2,500,000 shares have been designated $3.625 convertible exchangeable preferred stock, $.01 par value and 1,000,000 shares have been designated and reserved for issuance as Series A Junior Participating Preferred Stock, $.01 par value per share, in connection with our stockholder rights plan. As of May 23, 2006, there were 60,739,703 shares of common stock outstanding, and no shares of preferred stock outstanding.

The following description of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of these types of securities, but it is not complete. For the complete terms of our common stock and preferred stock, please refer to our restated certificate of incorporation, as amended, and our amended and restated bylaws that are incorporated by reference into the registration statement which includes this prospectus and, with respect to preferred stock, any certificate of designation that we may file with the SEC for a series of preferred stock we may designate.

We will describe in a prospectus supplement the specific terms of any common stock or preferred stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of the common stock or preferred stock we offer may differ from the terms described below.

Description of Common Stock

Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulate votes for the election of directors. Holders of shares of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the distribution rights of shares of preferred stock, if any, then outstanding. Shares of common stock have no preemptive, conversion or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock.

As permitted by the Delaware General Corporation Law, our restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the prohibited repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

The transfer agent and registrar for our common stock is StockTrans, Inc.

Description of Preferred Stock

Our board of directors has the authority, from time to time and without further action by our stockholders, to divide our unissued preferred stock into one or more classes and one or more series within any class and to make determinations of the designation and number of shares of any class or series and determinations of the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series. The rights, preferences, limitations and special rights of different classes of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The rights, preferences, privileges and restrictions of each series may be fixed by the designations of that series set forth in either a restated version of our certificate of incorporation or a certificate of designations relating to that series.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of us without further action by our stockholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of our common stock.

When we sell preferred stock pursuant to this prospectus, we will file a prospectus supplement relating to that sale which will specify:

•       the number of shares in the series of preferred stock;

•       the designation for the series of preferred stock by number, letter or title that will distinguish the series from any other series of preferred stock;

•       the dividend rate, if any, and whether dividends on that series of preferred stock will be cumulative, noncumulative or partially cumulative;

•       the voting rights of that series of preferred stock, if any;

•       any conversion provisions applicable to that series of preferred stock;

•       any redemption or sinking fund provisions applicable to that series of preferred stock;

•       the liquidation preference per share of that series of preferred stock; and

•       the terms of any other preferences or rights, if any, applicable to that series of preferred stock.

Anti-Takeover Provisions

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the Delaware General Corporation Law, which restricts our ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of our outstanding voting stock, or that stockholder’s affiliates or associates, for a period of three years. These restrictions do not apply if:

•       prior to becoming an interested stockholder, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•       upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

•       on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our bylaws provide that special meetings of stockholders may be called by our board of directors, the chairman of our board of directors or the president. This provision prevents a potential acquirer from calling a special meeting of stockholders to replace our board of directors, since special meetings may not be called by stockholders.

Our board of directors has the authority to issue preferred stock, which could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy or consent solicitation or otherwise, by making those attempts more difficult to achieve or more costly.

Our board of directors may issue preferred stock with voting rights that could adversely affect the voting power of holders of our common stock.

Stockholder Rights Plan

On November 12, 1993, our board of directors adopted a stockholder rights plan, which was amended and restated on October 27, 2003. Under the stockholder rights plan, a dividend of one preferred share purchase right was declared for each outstanding share of common stock. Each share of our common stock currently trades with a right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $200.00, subject to adjustment, upon a person acquiring or making a tender or exchange offer for 20% or more of our outstanding common stock. Each right entitles its holder, other than the person acquiring 20% or more of our outstanding common stock, to purchase shares of our common stock with a market value equal to two times the exercise price of the right. In addition, after a person has acquired 20% or more of our common stock, if a company acquires us in a business combination or if we sell more than 50% of our consolidated assets or earning power, the rights will entitle our stockholders, other than the acquirer, to purchase for the exercise price shares of common stock of the acquiring company having a market value equal to two times the exercise price. At any time prior to these events, our board of directors may redeem the rights at a price of $.01 per right.

The stockholder rights plan is intended to protect our stockholders in the event of an unsolicited attempt to acquire us. The rights are transferred automatically with the transfer of our common stock until separate rights certificates are distributed upon the occurrence of certain events. The stockholder rights plan could have the effect of delaying, deferring or preventing a person from acquiring us or accomplishing a change in control of our board of directors. This description of the stockholder rights plan is intended as a summary only and is qualified in its entirety by reference to the amended and restated rights agreement dated as of October 27, 2003 between Cephalon and StockTrans, Inc. To obtain a copy of the rights agreement, see the section of this prospectus entitled “Where You Can Find More Information.”

DESCRIPTION OF THE DEBT SECURITIES
WE MAY OFFER

This prospectus describes the general terms and provisions of the debt securities we may offer pursuant to this prospectus. When we offer to sell a particular series of debt securities pursuant to this prospectus, we will provide the specific terms of the series in a prospectus supplement. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The debt securities offered by this prospectus will be issued under an indenture between us and the trustee, for one or more series of debt securities designated in the applicable prospectus supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. We incorporate by reference the form of indenture as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture carefully for the provisions that may be important to you. We have summarized selected portions of the indenture below; however, the following summary does not purport to be complete and the summary is qualified in its entirety by reference to the provisions of the indenture. Terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

The debt securities will be our direct obligations, may be secured or unsecured and may be senior or subordinated indebtedness. We may issue an unlimited amount of debt securities, in one or more series, under the indenture. The terms of each series of debt securities will be established by our board of directors or pursuant to a supplemental indenture. We do not have to issue all of the debt securities of one series at the same time and, unless otherwise specified in a prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

There may be more than one trustee under the indenture, each relating to one or more series of debt securities. Any trustee may resign or be removed by us, at which time we will appoint a successor trustee. Each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as indicated elsewhere in this prospectus, any action taken by the trustee may be taken by the trustee only relating to the series of debt securities for which it is the trustee.

We will provide in a prospectus supplement the following terms of the debt securities being offered:

•       the title of the debt securities;

•       the aggregate principal amount and any limit on the aggregate principal amount of the debt securities;

•       whether we will issue the debt securities at a discount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities or upon redemption, if other than the principal amount, and the rate at which any original issue discount will accrue;

•       the date on which or the periods during which we will issue the debt securities and the date on which we will pay the principal on the debt securities;

•       the rate, which may be fixed or variable, or the method used to determine the rate at which the debt securities will bear interest;

•       the date from which interest will accrue, the date on which interest will be payable and any regular record date for the interest payable on any interest payment date;

•       the place where we will pay, and the method of payment of, principal, premium and interest on the debt securities and where holders may surrender the debt securities for conversion, registration of transfer or exchange;

•       any obligation we have to redeem or purchase the debt securities under any sinking fund or similar provisions or at the option of a holder of debt securities;

•       any option we have to redeem the debt securities and the date, price and terms and conditions upon which we may redeem the debt securities;

•       the denominations in which we will issue the debt securities, if other than denominations of $1,000 and any multiples of $1,000;

•       the designation, if any, of any trustees (other than the initial trustee), paying agents, authenticating agents and security registrars;

•       the persons to which interest on the debt securities will be payable, if other than the person to whom they are issued;

•       the applicability of the provisions in the indenture on defeasance;

•       the types of documentation that may be required before debt securities may be issued;

•       the time, manner and place for the authentication and delivery of any securities issued upon the exercise of warrants, if any;

•       circumstances under which payment of any additional amounts authorized in respect of a debt security may be made to a foreign holder;

•       provisions, if any, for the defeasance or discharge of our obligations relating to the debt securities;

•       whether we will issue the debt securities in registered or bearer form;

•       the currency in which we will pay principal, premium and interest on the debt securities;

•       if we will pay principal, premium or interest on the debt securities in one or more currencies other than those in which the debt securities are denominated, the manner in which we will determine the exchange rate on the payments;

•       the manner in which we will determine the principal, premium or interest on the debt securities if these amounts may be determined by reference to an index based on a currency other than that in which the debt securities are denominated or designated or by reference to a commodity, commodity index, stock exchange index or financial index;

•       any addition to, or change or deletion of, events of default or covenants in the indenture;

•       a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•       whether we will issue the debt securities in the form of global securities and whether we will issue the global securities in temporary or permanent global form;

•       any rights of the holders of the debt securities to convert the debt securities into other securities or property and the terms and conditions of the conversion, including the conversion price or manner of calculation and conversion period;

•       any subordination provisions relating to the debt securities;

•       any listing of the debt securities on any exchange, inter-dealer quotation system or over-the-counter market;

•       any provisions relating to any security provided for the debt securities; and

•       any other terms of the debt securities that will not be inconsistent with the indenture.

We may issue debt securities at a discount below their stated principal amount. Even if we issue the debt securities at or above their stated principal amount, for United States federal income tax purposes, the debt securities may be deemed to be issued at a discount based on their interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

Denominations, Registration, Transfer and Exchange

Unless we specify otherwise in the prospectus supplement, the debt securities of any series will be issuable only in denominations of $1,000 and multiples of $1,000 and will be payable only in U.S. dollars.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge we are required to pay in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of that certificate or the issuance by us or the trustee of a new certificate to the new holder.

We are not required to:

•       register, transfer or exchange any series of debt securities selected for redemption during the period beginning 15 business days prior to, and ending at the close of business on, the date of transmittal of the notice of redemption; or

•       register, transfer or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Covenants

We will describe in the prospectus supplement any restrictive covenants applicable to an issue of debt securities.

Consolidation, Merger or Sale of Assets

We may not consolidate or merge with or into, or sell, assign, convey or transfer our properties and assets substantially in their entirety to another corporation, person or entity unless:

•       (1) we are the continuing entity or (2) the successor entity formed by or resulting from the consolidation or merger or which shall have received the transfer of our assets shall be organized and validly existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes our obligations under the debt securities and the indenture by executing a supplemental indenture; and

•       immediately after giving effect to the transaction, no event of default, or event, which with notice or lapse of time or both would become an event of default, exists.

Notwithstanding the foregoing, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

Events of Default

Each of the following is an event of default relating to a series of debt securities:

•       default in the payment of any interest upon any debt security of that series when it becomes due and payable, which default continues uncured for a period of 30 days;

•       default in the payment of principal of, or premium on, any debt security of that series when due and payable;

•       default in the deposit of any sinking fund payment, when and as due, relating to any debt security of that series;

•       default in the performance or breach by us of any other covenant or warranty in the indenture, other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series, which default continues uncured for a period of

60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•       events of bankruptcy, insolvency or reorganization; and

•       any other event of default relating to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

If an event of default relating to outstanding debt securities of any series occurs and continues uncured, then the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare in a written notice the principal amount, or specified amount, plus accrued and unpaid premium and interest, if payable on all debt securities of that series, to be immediately due and payable. At any time after making a declaration of acceleration relating to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and cancel the acceleration if:

•       the holders act before the trustee has obtained a judgment or decree for payment of the money due;

•       we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal, other than the accelerated interest and principal; and

•       we have cured or the holders have waived all events of default, other than the non-payment of accelerated principal and interest relating to debt securities of that series, as provided in the indenture.

We refer you to the prospectus supplement relating to any series of debt securities that are issued at a discount for the particular provisions relating to acceleration of a portion of the principal amount of those debt securities upon the occurrence of an event of default.

The trustee has no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee relating to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any judicial or other proceeding relating to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•       that holder has previously given the trustee written notice of an uncured event of default relating to debt securities of that series; and

•       the holders of at least 25% in principal amount of outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

The holder of any debt security will have an absolute and unconditional right to receive payment of the principal, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Within 120 days after the end of our fiscal year we will furnish to the trustee a statement as to compliance with the indenture. The trustee may withhold notice to the holders of the debt securities of any series of any default or event of default, except in payment on any debt securities of that series, relating to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify the indenture, without prior notice to or consent of any holders, for any of the following purposes:

•       to evidence the succession of another corporation to our rights and the assumption by the successor of our covenants and obligations in the indenture and the debt securities;

•       to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us in the indenture;

•       to add any events of default;

•       to add or change any provision of the indenture to permit or facilitate the issuance of debt securities of any series in bearer form, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other denominations or to permit the issuance of debt securities of any series in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect;

•       to change or eliminate any provision of the indenture, provided that the change or elimination will not apply to any outstanding debt security of any series created prior to the modification which is entitled to the benefit of the provision to which the modification would apply;

•       to secure the debt securities or to provide that any of our obligations under the debt securities or the indenture will be guaranteed and the terms and conditions for the release or substitution of the security or guarantee;

•       to establish the form or terms of debt securities and coupons as permitted by the indenture;

•       to evidence and provide for a successor or other trustee relating to one or more series of debt securities and to add or change any provision of the indenture to provide for or facilitate the administration of the trusts by more than one trustee;

•       to cure any ambiguity, to correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture, to eliminate any conflict between the terms of the indenture and the debt securities and the TIA or to make any other modifications which are consistent with the provisions of the indenture; provided, however, that these other provisions will not adversely affect the interest of the holders of outstanding debt securities or coupons in any material respect; or

•       to supplement any provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the action will not adversely affect the interests of the holders of the debt securities or coupons in any material respect.

We may modify and amend the indenture with the written consent of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. However, the consent of the holder of each outstanding debt security of each series affected is required for modifications that:

•       change the stated maturity of any debt security or coupon;

•       reduce the principal amount of any payment to be made on any debt security or coupon;

•       reduce the rate of interest or extend the time for payment of premium or interest payable upon redemption of any debt security;

•       reduce the amount of the principal due and payable upon acceleration of the maturity of a debt security issued at a discount;

•       change the location of payment of principal or any premium on any debt security;

•       change the coin or currency in which any debt security or any premium or interest is payable;

•       impair the right to institute suit for the enforcement of any payment on or after its due date;

•       alter any redemption provisions in a manner adverse to the holders of the debt securities;

•       reduce the percentage of holders in principal amount of the outstanding debt securities of any series whose consent is required for any modification or waiver with respect to that series;

•       change any of the waiver provisions, except to increase any required percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each affected outstanding debt security; or

•       change any provision described in the applicable prospectus supplement that requires the consent of each affected holder of debt securities.

A modification that changes or eliminates any covenant or other provision of the indenture relating to one or more particular series of debt securities and coupons, or that modifies the rights of the holder of debt securities and coupons of that series, will be deemed not to affect the rights of the holders of the debt securities and coupons of any other series.

The holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may on behalf of the holders of all debt securities of that series waive any default and its consequences under the indenture, except:

•       a continuing default in the payment of principal, premium or interest on any debt security held by a non-consenting holder; or

•       a default of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Defeasance of Debt Securities and Covenants in Certain Circumstances

Legal Defeasance.   We may be discharged from any and all obligations relating to the debt securities of any series except for obligations:

•       to pay additional amounts, if any, upon the occurrence of specified tax, assessment or government charge events relating to payments on the debt securities;

•       to register the transfer or exchange of debt securities;

•       to replace stolen, lost or mutilated debt securities;

•       to maintain paying agencies; and

•       to hold money in payment for trust.

We will be discharged upon our deposit with the trustee, in trust, of money or government obligations that will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the stated maturity of those payments.

We may be discharged only if we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge.

Defeasance of Covenants.   Upon compliance with specified conditions, we will not be required to comply with some restrictive covenants contained in the indenture and any omission to comply with the obligations will not constitute a default or event of default relating to the debt securities. These conditions include:

•       depositing with the trustee money or government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay principal, premium and interest on and any mandatory sinking fund payments relating to the debt securities of that series on the date those payments are due; and

•       delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance.

Limited Liability of Certain Persons

No past, present or future stockholder, employee, officer or director of Cephalon or any successor corporation or any of our affiliates will have any personal liability for our obligations under the indenture or the debt securities because of his, her or its status as a stockholder, employee, officer or director.

Conversion Rights

We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock. Those terms will include:

•       whether the debt securities are convertible into common stock or preferred stock;

•       the conversion price, or manner of calculation;

•       the conversion period;

•       provisions regarding whether conversion will be at our option or at the option of the holders;

•       the events requiring an adjustment of the conversion price; and

•       provisions affecting conversion in the event of the redemption of the debt securities.

Payment and Paying Agents

The indenture will require us to duly and punctually pay the principal, premium and interest on the debt securities as provided in the debt securities and the indenture.

If debt securities of a series are issuable only as registered securities, we will maintain in each place of payment for that series an office or agency where:

•       holders may present or surrender for payment debt securities of that series;

•       holders may surrender debt securities of that series for registration of transfer or exchange; and

•       we may be served with notices and demands regarding the debt securities of that series.

If debt securities of a series are issuable as bearer securities, we will maintain or cause to be maintained:

•       in the Borough of Manhattan, the City and State of New York, an office or agency where (1) holders may (A) present or surrender for payment any registered securities of that series, (B) surrender for registration of transfer any registered securities of that series, (C) surrender for exchange or redemption debt securities of that series and (D) present or surrender for payment bearer securities of that series and related coupons in the circumstances described in the following paragraph and not otherwise, and (2) we may be served with notices and demands regarding the debt securities of that series;

•       subject to any applicable laws or registration, in a place of payment for debt securities of that series located outside the United States, an office or agency where holders may present and surrender for payment debt securities of that series and related coupons; provided that if the debt securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and the stock exchange so requires, we will maintain a paying agent for the debt securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the debt securities of that series are listed on that exchange; and

•       subject to any applicable laws or regulations, in a place of payment for debt securities of that series located outside the United States, an office or agency where (1) holders may (A) surrender for registration of transfer any registered securities of that series or (B) surrender for exchange or redemption debt securities of that series and (2) we may receive notices and demands regarding the debt securities of that series.

We will give prompt written notice to the applicable trustee of the locations, and any change in the locations, of offices or agencies. If at any time we fail to maintain any required office or agency or fail to furnish the applicable trustee with the address, holders may make or serve the presentations, surrenders, notices and demands at the corporate trust office of the applicable trustee, except that holders may present and surrender bearer securities of that series and the related coupons for payment at the offices specified in the applicable debt security. We will appoint the applicable trustee as our agent to receive the foregoing presentations, surrenders, notices and demands. However, in the case of bearer securities, we may appoint another agent as may be specified in the applicable prospectus supplement.

We will make no payment of principal, premium or interest on bearer securities at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, if the debt securities of a series are denominated and payable in U.S. dollars, we will pay principal and any premium and interest on the debt securities of that series, if specified in the applicable prospectus supplement, at the office of our paying agent in the Borough of Manhattan, the City and State of New York, only if payment in U.S. dollars of the full amount of the principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by us in accordance with the indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

Book-Entry System

We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

DTC has advised us that it is:

•       a limited purpose trust company organized under the laws of the State of New York;

•       a member of the Federal Reserve System;

•       a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•       a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities of institutions that have accounts with DTC, referred to as “participants,” and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies, referred to as the “indirect participants,” that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that, pursuant to procedures established by DTC upon the deposit of a global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by us. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture and the debt securities. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the debt securities represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any debt securities under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal, premium or interest on the debt securities represented by a global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium, if any, or any interest amounts on, a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of debt securities as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depository for a global security or ceases to be a clearing agency or there is an event of default under the debt securities relating to that global security, DTC will exchange the global security for certificated securities which it will distribute to its participants.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability, for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Governing Law

The indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE WARRANTS
WE MAY OFFER

Pursuant to this prospectus, we may issue warrants to purchase common stock, preferred stock, debt securities, or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and the warrant agent as detailed in the prospectus supplement relating to warrants being offered.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•       the title of the warrants;

•       the aggregate number of the warrants;

•       the price or prices at which the warrants will be issued;

•       the currencies in which the price or prices of the warrants may be applicable;

•       the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•       the designation and terms of the other offered securities, if any, with which the warrants will be issued and the number of warrants issued with each security;

•       if applicable, the date on or after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•       the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•       the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•       the minimum or maximum amount of the warrants that may be exercised at any time;

•       information with respect to book-entry procedures, if any;

•       a discussion of any federal income tax considerations; and

•       any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Cephalon, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Zeneus Holdings Limited as of December 31, 2004, incorporated in this prospectus by reference to the Current Report on Form 8-K/A filed on March 10, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the costs and expenses payable by Cephalon in connection with the offering of securities under this registration statement. In addition to the costs and expenses estimated below, we will pay any selling commissions and brokerage fees and any applicable fees and disbursements with respect to securities registered by this registration statement that we will sell, but these fees cannot be predicted with any certainty at this time. All of the amounts shown are estimates.

Securities and Exchange Commission registration fee	$ *
Legal fees and expenses	300,000
Trustee fees and expenses	25,000
Printing and engraving expenses	125,000
Accounting fees and expenses	200,000
Miscellaneous	50,000
Total	$700,000

*                   To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15.                 Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“Section 145”) permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article 7 of Cephalon’s Bylaws provides for the indemnification of directors, officers, employees and agents of Cephalon to the maximum extent permitted by the Delaware General Corporation Law. Section 145 empowers a corporation to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Cephalon’s Bylaws permit it to purchase insurance on behalf of such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Cephalon would have the power to indemnify him against such liability under the foregoing provision of the Bylaws.

Item 16.                 List of Exhibits.

The exhibits filed as part of this registration statement are as follows:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
4.1(a)	Restated Certificate of Incorporation, as amended, incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996.
4.1(b)	Certificate of Amendment of Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ending June 30, 2002.
4.2	Bylaws of the Registrant, as amended and restated, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed October 21, 2005.
4.3

Specimen copy of stock certificate for shares of Common Stock of the Registrant, incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

4.4

Second Amended and Restated Rights Agreement, dated October 27, 2003 between Cephalon, Inc. and StockTrans, Inc. as Rights Agent, incorporated by reference to Exhibit 1 to the Registrant’s Form 8-A/12G filed on October 27, 2003.

4.6	Form of Indenture, incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3, No. 333-112541, filed on February 6, 2004.
4.7*	Form of Note.
4.8*	Form of Certificate of Designations for preferred stock (together with preferred stock certificate).
4.9*	Form of Warrant Agreement (together with form of warrant certificate).
5.1+	Opinion of Sidley Austin LLP.
12.1

Statement Regarding Computation of Ratios of Earnings to Fixed Charges, incorporated by reference to Part II, Item 5 of the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006.

23.1+	Consent of PricewaterhouseCoopers LLP, Philadelphia, PA.
23.2+	Consent of PricewaterhouseCoopers LLP, London, England.
23.3	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1 hereto).
24.1	Powers of Attorney (included on the signature pages to this Registration Statement).
25.1+	Statement of Eligibility of Trustee on Form T-1.

+                Filed herewith.

*                    To be filed by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.                 Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Frazer, Commonwealth of Pennsylvania, on May 25, 2006.

CEPHALON, INC.
By:	/s/ Frank Baldino, Jr.
Frank Baldino, Jr., Ph.D.
Chairman and Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank Baldino, Jr. and J. Kevin Buchi, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ FRANK BALDINO, JR.	Chairman and Chief Executive	May 25, 2006
Frank Baldino, Jr., Ph.D.	Officer (Principal executive officer)
/s/ J. KEVIN BUCHI	Executive Vice President and	May 25, 2006
J. Kevin Buchi	Chief Financial Officer (Principal financial and accounting officer)
/s/ WILLIAM P. EGAN	Director	May 25, 2006
William P. Egan
/s/ MARTYN D. GREENACRE	Director	May 25, 2006
Martyn D. Greenacre
/s/ VAUGHN M. KAILIAN	Director	May 25, 2006
Vaughn M. Kailian
/s/ KEVIN E. MOLEY	Director	May 25, 2006
Kevin E. Moley
/s/ CHARLES A. SANDERS	Director	May 25, 2006
Charles A. Sanders, M.D.
/s/ GAIL R. WILENSKY	Director	May 25, 2006
Gail R. Wilensky, Ph.D.
/s/ DENNIS L. WINGER	Director	May 25, 2006
Dennis L. Winger